UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 20, 2010

Hooper Holmes, Inc.
(Exact name of registrant as specified in charter)

New York	1-9972	22-1659359
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

170 Mt. Airy Road, Basking Ridge, New Jersey 07920
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code (908) 766-5000

Not Applicable
(Former names or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 20, 2011, the Board of Directors (the “Board”) of Hooper Holmes, Inc. (the “Company”) appointed Thomas A. Watford to the Audit Committee of the Board. Mr. Watford was previously elected to the Board upon the recommendation of the Company's Governance and Nomination Committee effective December 7, 2010. At the time of the filing of the Form 8-K on December 8, 2010 with respect to Mr. Watford's election to the Board, the Board had not determined upon which committees of the Board Mr. Watford would serve.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hooper Holmes, Inc.

Date:    January 20, 2010
By: /s/ Mark C. Rosenblum
Mark C. Rosenblum
Senior Vice President,
General Counsel and
Secretary